UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2016
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2016, SUPERVALU INC. (the “Company”) announced the appointment of Mark Gross as the Company’s President and Chief Executive Officer, effective February 5, 2016. Mr. Gross will succeed Sam Duncan who previously announced that he will be retiring. Mr. Duncan will continue with the Company as a special advisor to the Board of Directors through February 29, 2016 to facilitate a smooth transition. Mr. Duncan also announced that he will retire from the Board effective February 29, 2016, and the Board has appointed Mr. Gross to the Board effective March 1, 2016.

In connection with Mr. Gross’s election as President and Chief Executive Officer, the Leadership Development and Compensation Committee (“LDCC”) of the Company’s Board of Directors approved, and the independent members of the Board of Directors ratified, a letter agreement between the Company and Mr. Gross setting forth the terms of his employment. This letter agreement was executed by the Company and Mr. Gross on February 2, 2016. Its terms are summarized below:

•	Base Salary - Mr. Gross will receive an annual base salary of $1.0 million.

•
Annual Bonus - Mr. Gross will be entitled to an annual cash bonus opportunity with a minimum of zero, a target of 100% of base salary and a maximum of 200% of base salary, which shall be earned based on attainment of the performance goals set by the LDCC or the independent members of the Board.

•
Signing Bonus - Mr. Gross is entitled to a cash signing bonus of $300,000, payable no more than 15 business days after his employment starts, which bonus shall be subject to repayment if Mr. Gross is terminated for cause or resigns for any reason other than good reason prior to the first anniversary of his start date.

•
Inducement Long-Term Incentive Awards - Subject to Mr. Gross’s continued employment, he will be granted a long-term incentive award having an aggregate grant date value of $6.0 million. The award will be comprised of:

◦
50% Stock Options - The first 50% of the award will be granted in the form of stock options on his start date. The number of inducement stock options will be determined based on the Black-Scholes assumptions set forth in the Company’s Form 10-K filed with the SEC on April 28, 2015, but using the prevailing risk-free interest rate and the closing price of a share of the Company’s common stock on Mr. Gross’s start date. The inducement stock options will vest ratably on the first three anniversaries of the start date. If Mr. Gross’s employment is terminated by the Company without cause or he resigns for good reason, any unvested inducement stock options will vest as to a prorated portion of the options scheduled to vest on the next anniversary of the start date.

◦
50% Performance Shares - The other 50% of the award will be granted in the form of performance shares granted at the same time that long-term incentive awards are granted to other senior management for fiscal 2017. The inducement performance shares will vest at the end of a three-year performance period (consisting of fiscal years 2017 - 2019) based on the attainment of performance goals to be set by the LDCC. If Mr. Gross’s employment is terminated by the Company without cause or he resigns for good reason during the performance period, the inducement performance shares will vest as to a portion of the award based on the actual attainment of performance goals over the entire three-year performance period and prorated for the portion of that period during which he was employed.

This inducement long-term incentive award, together with the stock option described below, represent Mr. Gross’s long-term incentive awards for fiscal years 2017 and 2018.

•	Other Long-Term Incentive Awards - Subject to Mr. Gross’s continued employment, Mr. Gross will be granted:

◦	stock options in respect of the Company’s 2018 fiscal year with a grant date value of $500,000, having terms consistent with the inducement stock options.

◦
in respect of each year commencing with the Company’s 2019 fiscal year, an annual long-term incentive award with an aggregate grant date value of $3.0 million, with an allocation among types of awards and other terms consistent with the long-term incentive awards granted to other members of senior management at that time.

•
Benefits - Mr. Gross will be entitled to participate in the Company’s benefit programs applicable to senior executives. In addition, Mr. Gross is entitled to reasonable personal use of the Company’s aircraft as approved by the independent members of the Board so long as the Company continues to own such aircraft and subject to the precedence of any business use of the aircraft, provided that Mr. Gross reimburses the Company for such personal use. The Company and Mr. Gross will enter into an aircraft time sharing agreement pursuant to which Mr. Gross will be required to reimburse the Company for the incremental costs of his personal use of the Company’s aircraft.

•
Severance and Change of Control Benefits - Mr. Gross will be entitled to severance benefits in accordance with the Supervalu Executive & Officer Severance Pay Plan at the “Tier I” level as in effect on the date of execution of the letter agreement, which are the same terms as were provided to Mr. Duncan as described in the Company’s proxy statement for its 2015 annual meeting of stockholders except that he is also entitled to severance benefits upon a termination for good reason as defined in the letter agreement. Mr. Gross will also enter into a Supervalu “Tier II” Change of Control Severance Agreement, which will entitle Mr. Gross to change of control severance benefits on the same terms as are provided to the Company’s other non-CEO named executive officers as described in the Company’s proxy statement for its 2015 annual meeting of stockholders.

•
Relocation - Mr. Gross is required to relocate his primary residence to Minnesota by July 1, 2016, and he will be reimbursed for certain relocation expenses and eight weeks of temporary housing in accordance with the Company’s applicable policy.

•	Legal Fees - The Company will reimburse Mr. Gross’s legal fees incurred in connection with the letter agreement, up to a maximum of $50,000.
The letter agreement is subject to the Company’s customary non-compete, non-solicitation, confidentiality and mandatory arbitration provisions.

The foregoing summary of the terms of the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the letter agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

On February 3, 2016, the Company issued a press release announcing the appointment of Mr. Gross, which is filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated February 2, 2016, between SUPERVALU INC. and Mark Gross*
99.1	News Release of SUPERVALU INC. dated February 3, 2016
* Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 3, 2016

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement, dated February 2, 2016, between SUPERVALU INC. and Mark Gross*
99.1	News Release of SUPERVALU INC. dated February 3, 2016
* Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.